SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2017, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2017 first quarter. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd M. Cleveland

On February 8, 2017, the Board of Directors of IES Holdings, Inc., a Delaware corporation (the “Company”), approved an increase in the size of the Company’s Board of Directors (the “Board”) from six to seven members, and the Nominating and Governance Committee of the Board recommended, and the Board approved, the appointment of Todd M. Cleveland to fill the newly-created Board seat.

There is no arrangement or understanding between Mr. Cleveland and any other persons pursuant to which he was appointed to the Board. Other than the transaction described above, there are no transactions involving him that require disclosure under Item 404(a) of Regulation S-K. He is not a party to any plan, contract or arrangement with the Company in his role as a director and will receive the standard compensation received by the Company’s current non-employee directors, as described in the Company’s Proxy Statement dated December 29, 2016, for his service on the Board.

A copy of the press release announcing Mr. Cleveland’s appointment to the Board is attached hereto as Exhibit 99.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 7, 2017, IES Holdings, Inc. (“IES” or the “Company”) held its 2017 Annual Stockholders Meeting (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected all of the Company’s nominees for director, (2) ratified the appointment of Ernst & Young LLP as the Company’s certified public accountants for the fiscal year ending September 30, 2017, (3) approved by advisory vote the compensation of the Company’s named executive officers, (4) approved by advisory vote a one year frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers and (5) ratified the Company’s Tax Benefit Protection Plan Agreement.

(1)	Proposal One: Election of Directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified (or until their earlier death, resignation or removal). Each director was elected as follows:

	NAME	FOR	WITHHELD	NON VOTE
01-	Joseph L. Dowling III	17,502,405	52,142	2,849,112
02-	David B. Gendell	15,703,239	1,851,308	2,849,112
03-	Jeffrey L. Gendell	15,752,113	1,802,434	2,849,112
04-	Joe D. Koshkin	17,415,858	138,689	2,849,112
05-	Robert W. Lewey	15,764,410	1,790,137	2,849,112
06-	Donald L. Luke	17,415,703	138,844	2,849,112

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s certified public accountants was approved as follows:

20,312,211	71,393	20,055	0
FOR	AGAINST	ABSTAIN	NON VOTE

(3)	Proposal Three: Approval by advisory vote the compensation of the Company’s named executive officers:

17,512,162	25,590	16,795	2,849,112
FOR	AGAINST	ABSTAIN	NON VOTE

(4)	Proposal Four: Approval by advisory vote the frequency of the stockholders’ advisory vote on the compensation of the Company’s named executive officers:

17,275,420	8,964	266,396	3,767
ONCE EVERY YEAR	ONCE EVERY TWO YEARS	ONCE EVERY THREE YEARS	ABSTAIN

(5)	Proposal Five: Ratification of the Company’s Tax Benefit Protection Plan Agreement:

15,608,021	1,936,057	10,469	2,849,112
FOR	AGAINST	ABSTAIN	NON VOTE

Item 7.01	Regulation FD Disclosure.

On February 9, 2017, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings, Inc.–Fiscal 2017 First Quarter Update.” A copy of the presentation is furnished with this report as Exhibit 99.3. The presentation will remain on the Company’s website for a period of at least thirty days.

The information set forth herein is furnished pursuant to Item 7.01– Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated February 8, 2017 announcing results of operations.

Exhibit 99.2	Press release dated February 9, 2017 regarding appointment of Todd Cleveland to the Board of Directors.

Exhibit 99.3	Presentation titled “IES Holdings, Inc.–Fiscal 2017 First Quarter Update,” dated February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: February 9, 2017	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated February 8, 2017 announcing results of operations.

Exhibit 99.2	Press release dated February 9, 2017 regarding appointment of Todd Cleveland to the Board of Directors.

Exhibit 99.3	Presentation titled “IES Holdings, Inc.–Fiscal 2017 First Quarter Update,” dated February 9, 2017.